UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HAWAIIAN ELECTRIC INDUSTRIES, INC.
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Updates from NextEra Energy & Hawaiian Electric Companies


A More Affordable Clean Energy Future
for Hawai'i
NEXTera ENERGY
Hawaiian Electric
Maui Electric
Hawai'i Electric Light

Aloha,

We appreciate all the interest in and support for the proposed merger involving NextEra Energy and the Hawaiian Electric Companies.

Open Houses in Action



Marlene Santos and Irene White of NextEra Energy and Carol Imai of Hawaiian Electric Industries chat with community members at Pearl City High School



Natalie Smith of NextEra Energy speaks with an interested resident at Kapolei High School

- Mahalo to all the residents who joined NextEra Energy and the Hawaiian Electric Companies at our 13 open houses held across Hawai'i from April 7 to April 16. We're grateful for the invaluable feedback and insights we received from all the communities we visited. And we appreciate the opportunity to introduce NextEra Energy to Hawai'i and share information on the benefits of the merger.

http://files.ctctcdn.com/864e079b201/0f633090-2126-4e86-992f-8f667df0710c.jpghttp://files.ctctcdn.com/864e079b201/ad9f2733-2029-4469-9ce6-d09ee49e1232.jpgo Some residents have expressed their appreciation for the open houses and the opportunity to meet executives from both companies in recent Letters to the Editor that appeared in the Honolulu Star-Advertiser. . In a letter which ran on April 21, one resident said she "appreciated the format of the gathering, which encouraged one-on-one conversations without spending all evening sitting through an hours-long meeting" and "found the staff from HEI and NextEra friendly and willing to answer [her] questions." . In another letter on April 20, a resident said she "walked out of the open house with a much more positive impression of the merger" and that "both Hawaiian Electric and NextEra representatives addressed [her questions] well, in ways that made sense." • Our efforts continue to help residents of Hawai'i get to know NextEra Energy better and understand the important benefits of this partnership. We hope you've seen our recent TV commercials and print ads, all of which are posted on the home page of our website, www.ForHawaiisFuture.com. Kevin Katsura and Colton Ching of Hawaiian Electric and Natalie Smith of NextEra Energy speak with an interested resident at Hilo High School Alan Oshima, Hawaiian Electric's president and chief executive officer, at a community open house with NextEra Energy and Hawaiian Electric employees Recent news from NextEra Energy and Hawaiian Electric: • Florida Power & Light announced that its rate decrease has been approved by the Florida Public Service Commission, and that will reduce the typical customer bill by about $3 a month o With the latest rate decrease, beginning on May 1, 2015, FPL's typical residential bill will be approximately 30 percent lower than the latest national average.

http://files.ctctcdn.com/864e079b201/ad6772e9-7cc0-4763-9a43-805c290712bf.jpghttp://files.ctctcdn.com/864e079b201/b6fb2f86-7366-4ee2-9228-0ed583fcf662.jpgwww.forhawaiisfuture.com• Additionally, since 2001, FPL has been investing in an initiative to phase out older, less- efficient fossil fuel power plants, which has prevented more than 85 million tons of carbon emissions and saved FPL customers more than $7.5 billion on fuel costs. • The Electric Power Research Institute, an independent non-profit national organization that works to improve electric service to utility customers, has recognized the Hawaiian Electric Companies for their "exceptional efforts to document research case studies in conjunction with the EPRI Smart Grid Demonstration Projects." Eric Gleason, president of NextEra Energy Hawaii, and Jay Ignacio, president of Hawai'i Electric Light, answer questions from Hawai'i Island residents at Pahoa High School Sharon Suzuki, president of Maui Electric, and Eric Gleason, president of NextEra Energy Hawaii, speak with Molokai residents at Kaunakakai Elementary School Upcoming Community Event • On April 25, Hawaiian Electric will be hosting its 8th Annual Grow Hawaiian Festival, a family- oriented event held in recognition of Earth Day. The Grow Hawaiian Festival focuses on Hawaiian culture, native plants, conservation and sustainability. It's an example of Hawaiian Electric's continued commitment to protecting the environment, giving back to our communities and respecting our local culture - and NextEra shares these commitments. We hope you find this information of interest. We value our relationship with you and are committed to keeping you updated as the merger approval process moves forward. Mahalo! To learn more, please visit:

http://files.ctctcdn.com/864e079b201/d3f0e787-2ef0-4b33-be5a-7abdaeb5851f.jpgFORWARD LOOKING STATEMENTS This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," and "target" and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE and HEI caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE's or HEI's plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI's bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin- off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the "Risk Factors" section of HEI's or NEE's most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC"). These risks, as well as other risks associated with the merger, are more fully discussed in the definitive proxy statement/prospectus that is included in the Registration Statement on Form S-4 that NEE has filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NEE's and HEI's reports filed with the SEC and available at the SEC's website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither NEE nor HEI undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed transaction between NEE and HEI, NEE filed with the SEC a registration statement on Form S-4 that includes a definitive proxy statement of HEI and that also constitutes a prospectus of NEE. The registration statement was declared effective by the SEC on March 26, 2015. HEI first mailed the definitive proxy statement/prospectus to its shareholders on March 30, 2015. NEE and HEI may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from NEE's website (www.investor.nexteraenergy.com) under the heading "Investor Relations" and then under the heading "SEC Filings." You may also obtain these documents, free of charge, from HEI's website (www.hei.com) under the tab "Investor Relations" and then under the heading "SEC Filings." Additional information about the proposed transaction is available at a joint website launched by the companies at www.forhawaiisfuture.com.